SUBLEASE (this "Sublease"), dated as of July 28, 2003, by and between MONSTER WORLDWIDE, INC., a Delaware corporation, successor-by-merger to TMP Worldwide Inc., a Delaware corporation, having an office at 622 Third Avenue, 38th Floor, New York, New York 10017 ("Sublandlord"), and ASBURY AUTOMOTIVE GROUP, INC., a Delaware corporation having an address at 622 Third Avenue, 37th Floor, New York, New York 10017 ("Subtenant").

                              W I T N E S S E T H:

         WHEREAS, pursuant to a lease ("Original Lease") by and between 622 Third Avenue Company, LLC, successor-in-interest to 622 Building Company LLC, a New York limited liability company ("Landlord"), as landlord, and Sublandlord, as tenant, dated December 13, 1999, as amended by that certain Commencement Date Agreement dated as of February 16, 2000 (the Original Lease, as the same has been amended by such Commencement Date Agreement, and as may hereafter be amended, the "Master Lease"), Landlord did demise and let unto Sublandlord, and Sublandlord did hire and take from Landlord, certain premises as more particularly identified in the Master Lease (collectively, the "Leased Premises"), in a building known as and by the street address of 622 Third Avenue, New York, New York (the "Building"); and

         WHEREAS, Subtenant acknowledges and represents that it has received and reviewed the Master Lease, a current copy of which is attached hereto as Exhibit A and made a part hereof, except as hereinafter provided; and

         WHEREAS, Sublandlord wishes to sublet to Subtenant, and Subtenant desires to hire and rent from Sublandlord a portion of the Leased Premises being the entire 37th floor as more particularly shown on Exhibit B attached hereto (the "Premises"), and Subtenant is desirous of hiring and taking the Premises from Sublandlord, upon the terms, covenants and conditions hereinafter set forth;

         NOW, THEREFORE, in consideration of the mutual covenants and promises herein contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Sublandlord and Subtenant hereby agree as follows:

1. TERM. Sublandlord hereby subleases to Subtenant, and Subtenant hereby hires from Sublandlord, the Premises for the purposes set forth in
    Section 4.01 of the Master Lease for a term commencing on the later of the date (i) the parties hereto execute and deliver this Sublease, and
    (ii) Sublandlord receives Landlord's written consent to this Sublease as set forth in paragraph 16 of this Sublease (such later date being the "Commencement Date"), and ending, unless sooner terminated pursuant to any of the provisions of the Master Lease, this Sublease or pursuant to applicable law, on September 29, 2015 at 5:00 p.m. E.S.T. ("Expiration Date"), upon the terms and conditions set forth in this Sublease. If the term of the Master Lease is terminated prior to the Expiration Date, this Sublease shall thereupon be terminated automatically, unless Subtenant has a separate agreement with Landlord to the contrary, and Sublandlord shall not be liable to Subtenant by reason thereof unless (i) and to the extent that said termination shall have been effected because of, or shall have resulted from, the breach or default of Sublandlord, as tenant, under the Master Lease with respect to an obligation not assumed by Subtenant under this Sublease, or (ii) said termination shall have been effected because of, or shall have resulted from, a breach or default by Sublandlord beyond applicable notice and cure periods under this Sublease. In such event, the Rent (hereinafter defined) for the month in which such termination occurs shall be pro-rated based on the actual number of days in such month unless such termination was the result of a default by Subtenant hereunder. The provisions of this paragraph 1 shall be regarded as an "express provision to the contrary" within the meaning of Section 223-a of the Real Property Law of the State of New York.

2. BASE RENT. Subtenant shall pay to Sublandlord as and for base rent ("Base Rent") for the Premises the amounts set forth on Exhibit C attached hereto and made a part hereof, payable in advance and without notice or demand, commencing on the Commencement Date and at least three (3) days prior to the first day of each month during the term of this Sublease, except that Subtenant shall pay to Sublandlord the first full monthly installment with Subtenant's execution and return of this Sublease.

3.  ADDITIONAL RENT.

(a) In addition to the Base Rent set forth above, commencing on the Commencement Date, Subtenant shall pay to Sublandlord as additional rent ("Additional Rent"), the following:

    (i) additional rent equal to twenty five percent (25%) ("Subtenant's Proportionate Share") of all amounts payable by Sublandlord, if any, pursuant to the Master Lease for porters wage rate escalations (as set forth in Article 22 of the Master Lease), except that for purposes of this Sublease the Base Wage Rate (as defined in the Master Lease) shall be the Base Wage Rate in effect for calendar year 2003;

    (ii) additional rent equal to Subtenant's Proportionate Share of all amounts payable by Sublandlord on account of electricity, as set forth in Article 23 of the Master Lease, except that Subtenant shall have the right, at any time during the term of this Sublease, at Subtenant's sole cost and expense and in accordance with all laws and requirements of governmental authority and in compliance with the Master Lease, to install a submeter which measures consumption of electricity within the Premises only, and, upon the installation and commencement of operation thereof Subtenant shall no longer be required to pay to Sublandlord Subtenant's Proportionate Share of electricity charges and shall thereafter commence paying for electricity usage as measured by such submeter to Sublandlord based upon the actual readings as shown on such meter from time-to-time. Subtenant, at its sole cost and expense, shall be required to maintain said meter in good operating condition;

    (iii) additional rent equal to Subtenant's Proportionate Share of any Real Estate Taxes (as defined in the Master Lease) as set forth in Section
    22.01 of the Master Lease, except that for purposes of this Sublease, Subtenant's Tax Base Factor shall be deemed to be actual Real Estate
    Taxes for the period July 1, 2003 to June 30, 2004;

    (iv) additional rent equal to Subtenant's Proportionate Share of any and all additional rent payable by Sublandlord under any other provisions of the Master Lease to the extent the same relates to the Premises or is incurred by Subtenant;

    (v) the cost of any additional services or materials requested of Landlord by or on behalf or at the request of Subtenant; and

    (vi) any other amounts payable by Subtenant pursuant to the provisions of this Sublease.

(b) The aforesaid Additional Rent shall be payable by Subtenant to Sublandlord upon the later of (i) five (5) days prior to the date Sublandlord, as tenant under the Master Lease, is required to make a corresponding payment, if any, for each item of Additional Rent, to the Landlord, or (ii) twenty (20) days after presentation by Sublandlord to Subtenant of the bills therefor, whether issued during or after the term of this Sublease. This paragraph 3 shall survive the expiration or earlier termination of this Sublease.

(c) Base Rent and Additional Rent is referred to in this Sublease collectively as "Rent".

4. PAYMENT OF RENT. All Rent shall be paid to Sublandlord, or as Sublandlord may direct by notice to Subtenant, in lawful money of the United States of America which shall be legal tender for payment of all debts and dues, public and private, at the time of payment, at the principal office of Sublandlord, or such other place as Sublandlord may by notice designate, without any abatement, deduction, set-off or counterclaim whatsoever, except to the extent expressly provided in this Sublease or incorporated herein from the Master Lease. Sublandlord shall have the same remedies for default in the payment of Additional Rent as for default in the payment of Base Rent.

5.  CONDITION OF PREMISES.

(a) The Premises are hereby sublet and shall be delivered to Subtenant "as-is" on the date hereof. The execution and delivery of this Sublease by Subtenant shall be conclusive evidence that the Subtenant has inspected the Premises and found them to be satisfactory for Subtenant's occupancy as of the date of this Sublease.

(b) Neither Sublandlord nor Sublandlord's agents or representatives have made any representations, warranties or promises with respect to the condition, quality, permitted use, restrictions, value or adequacy of the Premises and no rights, easements or licenses are granted by Sublandlord or acquired by Subtenant, by implication or otherwise, except as expressly set forth in this Sublease.

6. RIGHTS OF SUBTENANT. Subtenant shall be entitled to the benefit of all of the rights and remedies of the tenant and all of the obligations of Landlord pursuant to the Master Lease with respect to the Building (other than the Leased Premises not included in the Premises) and the Premises including, but not limited to, Landlord's obligations to repair and restore and provide or render work and services, if any, and Subtenant acknowledges and agrees that such obligations are and shall be the responsibility of Landlord and not those of Sublandlord. In the event Landlord shall fail or refuse to comply with any of the terms of the Master Lease affecting the Premises or the use or occupancy thereof by Subtenant or anyone claiming by, under or through Subtenant, Subtenant may notify Sublandlord, and Sublandlord, at Subtenant's request, shall take any action reasonably requested by Subtenant in accordance with the Master Lease to enforce the provisions of the Master Lease against Landlord, all at Subtenant's cost and expense (unless the Landlord's failure or refusal to comply is as a result of Sublandlord's default under the Master Lease with respect to an obligation not assumed by Subtenant under this Sublease). If Sublandlord shall fail take any action reasonably requested by Subtenant to enforce the obligations of Landlord with respect to the Premises, as set forth above, then, upon seven (7) days notice to Sublandlord, Subtenant shall have the right, in its own name (and in the name of the Sublandlord, if Subtenant shall have obtained Sublandlord's prior written approval of the use of its name, not to be unreasonably withheld or delayed, and Subtenant shall indemnify and hold Sublandlord harmless from and against any and all damages, losses, penalties, fines, costs or expenses, including, without limitation, reasonable attorneys' fees and costs, which Sublandlord may incur or be subject to as a result of any action taken by Subtenant in accordance with this paragraph), and at its own cost, to compel performance by Landlord pursuant to the terms of the Master Lease. Subtenant shall have no claim against Sublandlord by reason of Landlord's failure or refusal to comply with any of the terms of the Master Lease and no such failure or refusal shall be deemed a constructive eviction hereunder (unless the Landlord's failure or refusal to comply is as a result of Sublandlord's default under the Master Lease with respect to an obligation not assumed by Subtenant under this Sublease). This Sublease shall remain in full force and effect notwithstanding Landlord's failure or refusal to comply with any of the terms of the Master Lease, and Subtenant shall pay the Rent provided in this Sublease without any abatement, deduction, set-off or counterclaim, Subtenant's sole remedy being the right to have Sublandlord enforce the provisions of the Master Lease against Landlord at Subtenant's cost as set forth above. Subtenant shall look solely to Landlord (i) to provide any and all services and utilities required to be provided by Landlord under the Master Lease, (ii) to make any of the repairs or restorations that Landlord has agreed to make under the Master Lease, (iii) to comply with any laws or requirements of public authorities with which Landlord has agreed in the Master Lease to comply, and (iv) to take any action with respect to the operation, administration, or control of the Building or any of its public or common areas that the Landlord has agreed in the Master Lease to take; and Subtenant shall not, under any circumstances, seek to require or require Sublandlord to provide any of such services or utilities, make such repairs or restorations, comply with such laws or requirements, or take such action, nor shall Subtenant make any claim upon Sublandlord for any damages, costs or expenses which arise by reason of the negligence, whether by omission or commission, or intentional, willful or tortious acts of Landlord, unless Subtenant is not permitted to make such claim directly against Landlord (in which case any judgment obtained by Subtenant with respect to same shall be satisfied solely out of any recovery Sublandlord may obtain from Landlord with respect to same, and not out of the personal assets of Sublandlord), or unless Sublandlord fails to perform its obligations under this paragraph 6 with respect thereto. Furthermore, Sublandlord shall have no liability to Subtenant by reason of any inconvenience, annoyance, interruption or injury to business or operations arising from Landlord's making any repairs, alterations or changes which Landlord is required or permitted by the Master Lease, or required by law, to make in or to any portion of the Building and/or the Premises, or in or to the fixtures, equipment or appurtenances of the Building and/or the Premises.

7. REMEDIES. In addition to such rights and remedies as it may have pursuant to applicable law, if Subtenant shall default under this Sublease, Sublandlord shall have against Subtenant all of the rights and remedies granted to Landlord pursuant to the Master Lease in the event of a default by Sublandlord, as tenant under the Master Lease. In addition to the other rights Sublandlord may have under the Master Lease (as incorporated in this Sublease), this Sublease or pursuant to applicable law, if Subtenant shall default under this Sublease beyond the expiration of any applicable notice and cure periods, then Sublandlord shall have the right, but not the obligation, without notice to Subtenant in a case of emergency and otherwise after seven
    (7) days notice to Subtenant, without waiving or releasing Subtenant from any obligations hereunder, to perform any such obligation of Subtenant in such manner and to such extent as Sublandlord shall reasonably deem necessary. Subtenant shall pay to Sublandlord within twenty (20) days after notice from Sublandlord (with reasonable evidence of the amounts incurred), any and all actual, reasonable costs incurred by Sublandlord in so doing, including, without limitation, reasonable attorneys' fees and costs, together with interest thereon (compounded monthly) at a rate of interest equal to the lesser of twelve percent (12%) per annum or the highest legal rate from the date such costs were incurred until the date Sublandlord is reimbursed.

8.  PROVISIONS OF THE MASTER LEASE.

(a) This Sublease is in all respects subject to the terms and conditions of the Master Lease. Except as otherwise provided in this Sublease, the terms, provisions, covenants, stipulations, conditions, rights, obligations, remedies and agreements contained in the Master Lease are incorporated in this Sublease by reference and are made a part hereof as if herein set forth at length and each and every provision, term, condition and covenant of the Master Lease binding upon or inuring to the benefit of Landlord thereunder shall, in respect of this Sublease, bind or inure to the benefit of Sublandlord against Subtenant, and each provision of the Master Lease binding upon or inuring to the benefit of Sublandlord, as tenant thereunder shall, in respect of this Sublease, bind or inure to the benefit of Subtenant against Sublandlord, with the same force and effect as though those provisions were completely set forth in this document. For the purpose of incorporation by reference of provisions of the Master Lease into this Sublease, the words "Lessor" or "Landlord" or "Owner" (whether or not capitalized) wherever used in the Master Lease, shall be construed to mean "Sublandlord" and the words "Lessee" or "Tenant" (whether or not capitalized) wherever used in the Master Lease shall be construed to mean "Subtenant", and the words "Premises" or "Demised Premises" (whether or not capitalized), or words of similar import, wherever used in the Master Lease, shall be construed to mean "Premises" as defined in this Sublease, the words "Agreement", "lease", "Lease", or words of similar import, wherever they appear in the Master Lease, shall be construed to mean this Sublease, the word "rent" and words of similar import, wherever used in the Master Lease, shall be construed to mean the Rent payable under this Sublease, the words "term", "Commencement Date" and "Expiration Date", or words of similar import, wherever used in the Master Lease, shall be construed to mean, respectively, the term of this Sublease and the dates set for the beginning and the end of the term of this Sublease, and the words "sublease", "sublet" or "subtenant", or words of similar import, wherever used in the Master Lease, shall be construed to refer to sub-subleases, sub-sublettings and sub-subtenants, respectively, and any prohibitions on assignment of the Master Lease by Sublandlord, as tenant under the Master Lease, shall be deemed to prohibit Subtenant from assigning this Sublease. To the maximum extent possible, the provisions of the Master Lease incorporated by reference into this Sublease shall be construed as consistent with and complementary to the other provisions of this Sublease, but in the event of any inconsistency, those provisions of this Sublease not incorporated by reference from the Master Lease shall control. Subtenant covenants and agrees to perform and observe and to be bound by, all terms, covenants, obligations and conditions of the Master Lease and the use thereof applicable to the tenant thereunder except as provided to the contrary in this Sublease. Notwithstanding anything in this Sublease to the contrary, Subtenant covenants and agrees not to do or commit or suffer to be done or committed or fail to do any acts or things, or create or suffer to be created, any conditions that might create or result in a default or breach on the part of Sublandlord under any of the terms, covenants or conditions of the Master Lease or render Sublandlord liable for any charge, cost or expense thereunder.

(b) Notwithstanding anything in this Sublease to the contrary, for purposes of incorporation by reference into this Sublease, the following provisions of the Master Lease are deemed deleted from the Master Lease and are expressly not incorporated into this Sublease, except as otherwise provided below in this subsection (b):

    Article 1; Sections 2.01, 2.02, 2.04, 3.01, 3.02, 3.03, 4.04 (the final sentence only), 5.01 (to the extent that it obligates Subtenant to make supervisory payments to Sublandlord in addition to those payable to Landlord), 5.05 (only the portions of the final sentence thereof beginning with "provided that" and thereafter), 8.01(a) (the second sentence only), and 8.01(d); 11.09 (the reference therein to September 30, 1999 only, provided that the date of this Sublease is substituted in its place and stead); Article 24; Section 25.01 (only the fourth sentence and the remainder of such Section); Section 25.04 (to the extent it applies to any future sub-subtenants of Subtenant); Section
    30.02 (the final sentence thereof only); Article 31; and Articles 37, 38, 39 and 42.

    For purposes of the following provisions of the Master Lease, the term "Landlord", as used therein, shall mean Landlord only and not Sublandlord;

    Section 6.02; Sections 8.01(c) and 8.04; Article 10 (to the extent the "Landlord" therein has any obligation to restore or repair damage);
    Article 14 (to the extent the "Landlord" therein has any obligation to repair or restore the Building or any portion thereof); Article 15; and
    Article 21.

(c) In order to facilitate the coordination of the provisions of this Sublease with those of the Master Lease, the time periods contained in the provisions of the Master Lease that are incorporated by reference into this Sublease and for which the same action must be taken under both the Master Lease and this Sublease (such as, for example and without limitation, the time period for the curing of a default under this Sublease that is also a default under the Master Lease, or for the response to a request by Subtenant to Sublandlord which also requires Landlord's consent), are changed for the purpose of incorporation by reference by shortening or lengthening, as appropriate, that period in each instance by two (2) business days such that in each instance Subtenant shall have that much less time to observe or perform hereunder than Sublandlord has, as the tenant under the Master Lease, and Sublandlord shall have that much more time to observe, perform, consent, approve, or otherwise act hereunder than Landlord has under the Master Lease.

9.  INSURANCE.

(a) Subtenant shall, at its expense, obtain and keep in force and effect during the term of this Sublease such insurance as is required to be carried by Sublandlord as tenant under the Master Lease. Such insurance shall name Sublandlord, Landlord and such other persons as Sublandlord shall designate as additional insureds.

(b) On or prior to the date Subtenant first enters into the Premises (whether or not for the commencement of its ordinary business in the Premises), Subtenant shall deliver to Sublandlord appropriate certificates of insurance, including evidence of the waiver of subrogation required pursuant to Section 9.04 of the Master Lease and covering Subtenant's contractual indemnity pursuant to paragraph 10 of this Sublease, and the insurance required to be carried by Subtenant pursuant to this paragraph 9. Evidence of each renewal or replacement of a policy shall be delivered to Sublandlord at least thirty (30) days prior to the expiration of such policy.

10. INDEMNITY. In addition to any indemnification provisions incorporated herein from the Master Lease, Subtenant shall indemnify Landlord and Sublandlord, and Landlord's and Sublandlord's respective members, directors, officers, shareholders, employees, agents, lenders and managing agents ("Sublandlord Indemnified Parties") against, and hold the Sublandlord Indemnified Parties harmless from, all claims, damages, losses, liabilities, costs and expenses (including reasonable attorneys' fees and disbursements and court costs) which any of the Sublandlord Indemnified Parties may incur, pay or be subject to by reason of (i) the non-performance or non-observance by Subtenant of the terms, covenants, obligations and conditions of this Sublease or the Master Lease (as applicable to Subtenant), and (ii) any tortious act or negligence on the part of Subtenant, its agents, contractors, servants, employees, invitees or licensees, and any claims made or damages suffered or incurred as a result of Subtenant's or its agents, contractors, servants, employees, invitees or licensees, occupancy of the Premises and/or the Building.

11. BROKER. Subtenant and Sublandlord hereby represent and warrant to each other that neither has dealt with any broker or real estate agent in connection with this Sublease other than Newmark & Company Real Estate, Inc. ("Newmark") and The Georgetown Group (collectively, "Broker"). Subtenant and Sublandlord hereby agree to indemnify, defend and hold the other harmless from and against any and all claims, losses, liabilities, costs and expenses (including reasonable attorneys' fees and disbursements), resulting from any claims that may be made against the other by any brokers, agents or persons claiming a commission, fee or other compensation by reason of this Sublease, other than Broker, if the same shall arise or result or claim to arise or result by, through or on account of any act of the Subtenant or Sublandlord, as the case may be. Sublandlord shall pay any fees due Broker in accordance with a separate agreement between Sublandlord and Newmark.

12. SUBORDINATION. This Sublease is subject and subordinate to the Master Lease as well as to all of the instruments and matters to which the Master Lease is subordinate. If Landlord shall take over all right, title and interest of Sublandlord under this Sublease, Subtenant shall attorn to Landlord pursuant to the then executory provisions of this Sublease, except that Landlord shall not (i) be liable for any previous act or omission of Sublandlord under this Sublease, (ii) be subject to any offset, not expressly provided in this Sublease, which thereto accrued to Subtenant against Sublandlord, or (iii) be bound by any previous modification of this Sublease not delivered to Landlord or by any previous prepayment by Subtenant of more than one month's Rent.

13. NOTICES. Any notice or other communication by either party to the other relating to this Sublease (other than a bill or statement for Rent due sent by Sublandlord, provided that this provision shall not be deemed to require Sublandlord to send any bill or statement of Rent due) shall be in writing and shall be deemed to have been duly given upon receipt when delivered to the recipient party in person (against signed receipt) or three (3) days after being mailed by United States Registered or Certified Mail, return receipt requested, postage prepaid, or the next business day when sent by nationally recognized overnight courier regularly maintaining a record of receipt, and addressed: (a) if to Sublandlord, at the address hereinabove set forth,
    Attention: General Counsel and Director of Real Estate, with a copy sent in the same manner to Mr. Arthur H. Lerner, Vice Chairman, Newmark & Company Real Estate, Inc., 125 Park Avenue, New York, New York 10017, and to Fulbright & Jaworski L.L.P., 666 Fifth Avenue, New York, New York, 10103, Attention: Kevin C. George, Esq. or (b) if to Subtenant prior to its initial occupancy of the Premises, at 3 Landmark Square, Suite 500, Stamford, Connecticut 06901, and after its initial occupancy of the Premises at the address hereinabove set forth, in either case, with a copy sent in the same manner to Schulte Roth & Zabel LLP, 919 Third Avenue, New York, NY 10022, Attention: Robert F. Nash, Esq. Either party may by notice to the other party designate a different address within the United States to which notices shall be sent.

14. ASSIGNMENT AND SUBLETTING. In addition to any restrictions on subleasing and/or assigning set forth in the Master Lease and incorporated into this Sublease by reference, Subtenant expressly covenants and agrees that it shall not assign, mortgage, pledge or encumber this Sublease nor sublet the Premises or any part thereof, nor suffer or permit the Premises or any part thereof to be used or occupied by others, except with the prior written consent of Landlord, to the extent required under the Master Lease, and of Sublandlord, which consent Sublandlord agrees not to unreasonably withhold, delay or condition provided Landlord has consented (if required under the Master Lease). If this Sublease be assigned, or if the Premises or any part thereof be sublet or occupied by anyone other than Subtenant, Sublandlord may, after default by Subtenant, collect rent from the assignee, subtenant or occupant, and apply the net amount collected to the Rent reserved in this Sublease, but no such assignment, subletting, occupancy, or collection by Sublandlord shall be deemed a waiver of the covenant set forth above or the acceptance of the assignee, subtenant or occupant as subtenant or a release of Subtenant from the further performance by Subtenant of covenants and agreements on the part of Subtenant contained in this Sublease. Sublandlord covenants and agrees to respond to any request for consent from Subtenant pursuant to this paragraph 14 within the same period of time as the Landlord has to respond to such a request from Sublandlord, as tenant under the Master Lease.

15. HOLDOVER. Subtenant expressly assumes the obligations of Sublandlord to Landlord in the event possession of the Premises is not surrendered at the Expiration Date or sooner termination of the term of this Sublease, including, without limitation, the payment to Sublandlord of two (2) times the monthly minimum rent payable under the Master Lease for the month prior to such termination, as set forth in Section 28.02 of the Master Lease, and all additional rent payable pursuant to the Master Lease, as well as payment to the Landlord of any damages and costs, including, without limitation, reasonable attorney's fees, payable by Sublandlord as a result thereof, except that to the extent any other subtenant of Sublandlord and/or Sublandlord also holds over in the Leased Premises after the Expiration Date, then the amounts payable by Subtenant under this paragraph 15 shall be apportioned (i) among Subtenant and any other subtenants of Sublandlord so holding over equally for so long as such parties shall all be holding over, and (ii) among Subtenant, any other subtenants of Sublandlord and Sublandlord so holding over for so long as such parties shall be holding over based on such parties' proportionate share of the Leased Premises then being subleased by such party, in the case of Subtenant and any other subtenants, and then being occupied in the case of Sublandlord.

16. CONSENT OF LANDLORD. This Sublease is subject to the written consent ("Consent") of Landlord to (a) this Sublease, and (b) Subtenant's performance of the work described on Exhibit D attached hereto and made a part hereof, and notwithstanding the execution of this Sublease by the parties hereto, the term of this Sublease shall not commence until Sublandlord receives Landlord's Consent. Subtenant agrees to provide to Landlord promptly, any financial information of Subtenant reasonably requested by Landlord in connection with the issuance of such consent or evaluation of Subtenant. If Landlord fails to deliver the Consent, on Landlord's standard form and otherwise reasonably satisfactory to Sublandlord and Subtenant, within thirty (30) days after this Sublease is fully-executed by the parties hereto Subtenant shall have the right, commencing on such thirtieth (30th) day and for a period of two (2) days thereafter, time being of the essence, to terminate this Sublease by notice to Sublandlord during such period and prior to receipt of the Consent by Sublandlord, and receive a refund of all amounts paid by Subtenant to Sublandlord on account of this Sublease, without any deduction or setoff whatsoever and no further liability on the part of Sublandlord or Subtenant under this Sublease.

17. ENTIRE AGREEMENT/SUBLANDLORD'S CONSENT. This Sublease contains the entire agreement between the parties relating to the subject matter hereof and supersedes all prior negotiations, conversations, correspondence and agreements. There are no representations or warranties that are not set forth herein. No waiver, modification or termination of this Sublease or any portion thereof shall be valid or effective unless in writing signed by the parties hereto. In any instance in which Sublandlord is required by any provision of this Sublease or applicable law not unreasonably to withhold consent or approval, Subtenant's sole remedy if Sublandlord unreasonably withholds such consent or approval shall be an action for specific performance or injunction requiring Sublandlord to grant such consent or approval, all other remedies which would otherwise be available being hereby waived by Subtenant.

18. SUCCESSORS AND ASSIGNS. The terms, conditions and covenants of this Sublease shall be binding on and inure to the benefit of Sublandlord and Subtenant and their respective successors, and except as otherwise provided in this Sublease, their assigns.

19. GOVERNING LAW. This Sublease shall be governed by and construed in accordance with the laws of the State of New York as if it were a contract negotiated, entered into and wholly performed within the State of New York.

20. COUNTERPARTS. This Sublease may be executed in any number of counterparts and/or by facsimile, each of which shall be deemed an original and all of which, when taken together, shall constitute one and the same instrument, binding on the parties as if all parties had signed one document on the same signature page, and the signature of any party to any counterpart shall be deemed a signature to, and may be appended or attached to, any other counterpart by Sublandlord.

21. NO OFFER. The submission of this Sublease is not and shall not be deemed an offer. This Sublease is submitted to Subtenant for its review and discussion purposes only and neither Subtenant nor Sublandlord shall be bound unless and until Subtenant and Sublandlord shall execute and deliver a copy of this Sublease.

22. SECURITY.

(a) Subtenant shall, upon its execution and return of this Sublease to Sublandlord, deposit with Sublandlord as security for the full and faithful performance and observance by Subtenant of the terms, provisions, covenants and conditions of this Sublease, and any modifications hereof, the sum of $481,000.00 in cash ("Security").

(b) Sublandlord may, at its sole option, retain, use or apply the whole or any part of the Security to the extent required for payment of any:

    (1)  Base Rent;

    (2)  Additional Rent;

    (3) other sums as to which Subtenant is obligated to pay under this Sublease;

    (4) sums which Sublandlord may expend or may be required to expend by reason of Subtenant's default after any required notice and the expiration of any applicable grace or cure period under this Sublease;

    (5) loss or damage that Sublandlord may suffer by reason of Subtenant's default, including, without limitation, any damages incurred by Sublandlord; and

    (6) all costs, if any, incurred by Sublandlord in connection with the cleaning or repair of the Premises.

(c) In no event shall Sublandlord be obligated to apply the Security, or any portion thereof. Sublandlord's right to bring an action or special proceeding to recover damages or otherwise to obtain possession of the Premises before or after any default or termination of this Sublease shall not be affected by Sublandlord's holding of the Security.

(d) The Security shall not be nor be deemed (1) a limitation on Sublandlord's damages or other rights and remedies available under this Sublease, or at law or in equity; (2) a payment of liquidated damages, or (3) an advance payment of Base Rent or Additional Rent.

(e) If Sublandlord uses, applies or retains all or any portion of the Security, Subtenant shall restore and replenish the Security to its original amount within five (5) days after written demand from Sublandlord.

(f) Sublandlord shall keep the Security separate or segregated from its own funds, and shall not commingle the Security with its own funds, as required by law. Sublandlord shall have no fiduciary responsibilities or trust obligations whatsoever with regard to the Security and shall not assume the duties of a trustee for the Security.

(g) Sublandlord shall maintain the Security in an interest bearing account, at a banking institution which maintains a place of business in New York State. Subtenant shall be entitled to receive and retain all interest that accrues thereon, less a one percent (1%) annual administration fee payable to Sublandlord in connection with the administration of such account, and Subtenant shall pay all taxes on said interest (except for said one percent (1%) annual administration fee). All interest earned on the Security to which Subtenant shall be entitled shall accrue and be maintained in the account in which the Security is maintained and constitute additional security hereunder for the term of this Sublease and shall be released to Subtenant at the expiration of this Sublease together with the Security, if and to the extent Subtenant is entitled to the Security, or any portion thereof, or such interest. Subtenant hereby authorizes Sublandlord to deduct from such interest-bearing account annually, the one percent (1%) administrative charge to which Sublandlord is entitled, without additional authorization or consent from Subtenant.

(h) If Subtenant shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of this Sublease, and any modifications hereof, any part of the Security (or interest thereon) then not used, applied or retained by Sublandlord shall be returned to Subtenant within forty-five (45) days after Subtenant has discharged all of its then known obligations under this Sublease, and any modifications hereof. In no event shall the release of the Security, or any portion thereof, by Sublandlord be deemed to release Subtenant from any liability under this Sublease, or affect Subtenant's indemnification obligations under this Sublease, which arise, accrue or first become known to Sublandlord after the release of any remaining Security (or such interest thereon).

(i) Subtenant shall not, and shall not attempt to, assign, pledge or otherwise encumber the Security, and Sublandlord and its successors and assigns shall not be bound by any, or any attempted, assignment, pledge or other encumbrance.

(j) In the event of a sale, assignment or transfer of Sublandlord's interest in the Master Lease, Sublandlord shall transfer the Security to the purchaser, assignee or transferee, as the case may be, and Sublandlord shall thereupon automatically be released by Subtenant from all liability for the return of the Security, and Subtenant agrees to look solely to the purchaser, assignee or transferee for the return of the Security.

(k) The payment by Subtenant and acceptance by Sublandlord of the Security submitted by Subtenant shall not render this Sublease effective unless and until Subtenant and Sublandlord shall have executed and each shall have received a fully executed copy of this Sublease.

(l) For purposes of this Sublease, the phrase "Letter of Credit" shall mean a clean, unconditional and irrevocable letter of credit which (i) is issued by a bank or other institution satisfactory to Sublandlord having a retail office in New York County, New York at which office the Letter of Credit may be presented for payment, (ii) is for an amount equal to the Security, (iii) is for a period of one (1) year from the date of issuance thereof, and thereafter automatically renewable each year thereafter with a final expiration no earlier than 147 months from the date of issuance thereof, (iv) is payable to Sublandlord (Attention: David Trapani) upon presentation only of a sight draft and written certification to the issuer of such Letter of Credit stating that Sublandlord is entitled to draw down such letter of credit in accordance with the terms of this Sublease, (v) provides that prior to the expiration or termination thereof, the issuer thereof will provide notice to Sublandlord of the non-renewal or termination thereof at least sixty (60) days prior to the expiration or termination thereof,
    (vi) is freely transferable by Sublandlord without cost to Sublandlord, and (vii) is otherwise in form and substance satisfactory to Sublandlord.

(m) In lieu of the Security, Subtenant shall have the right at any time during the term hereof to deposit and maintain with Sublandlord during the entire term of this Sublease a Letter of Credit in the amount of the Security, or to initially deposit a cash Security and thereafter at any time during the term of this Sublease, substitute a Letter of Credit for such cash Security. If (i) any default beyond applicable notice and cure periods occurs under this Sublease, or (ii) Sublandlord transfers its right, title and interest under the Master Lease to a third party and the issuer of the Letter of Credit does not consent to the transfer of such Letter of Credit to such third party or if Subtenant at its expense, upon request of Sublandlord, fails or refuses to replace the Letter of Credit delivered to Sublandlord with a Letter of Credit issued to such third party or (iii) Sublandlord receives notice or becomes aware that the issuer of the Letter of Credit does not intend to renew it prior to the expiration thereof , and Subtenant shall fail to provide a replacement Letter of Credit no later than thirty (30) days prior to the expiration of the Letter of Credit then in Sublandlord's possession, then, in any of such events, Sublandlord may, at its option, draw down the Letter of Credit then in its possession in full prior to the expiration thereof and the proceeds thereof shall then be held and maintained by Sublandlord as the Security. Subtenant shall pay all costs and expenses related to or in any way arising out of the performance by Subtenant of its obligations under this paragraph, including, without limitation, the issuance, delivery, replacement, draw upon, transfer, maintenance or other matters relating to the Letter of Credit, it being understood that Sublandlord shall incur no cost or expense in connection therewith.

23. Furnishings. Provided Subtenant is not in default under this Sublease beyond applicable notice and cure periods, Sublandlord hereby grants to Subtenant a license ("License") to use and have the benefit of the furniture, furnishings, telephone equipment (other than the PBX switch), and other personal property located in the Premises on the date of this Sublease and more particularly described on Exhibit E attached hereto and made a part hereof (collectively, the "Furnishings"), for the term of this Sublease and at no additional cost to Subtenant. The Furnishings are provided to Subtenant "as is" and "where is" and Sublandlord makes no representation or warranty with respect to such Furnishings, including, without limitation, fitness for a particular purpose, except that Sublandlord represents that it owns the Furnishings free and clear and that the same are not subject to any lease or any security agreement. The Furnishings shall not be removed from the Premises by Subtenant and Subtenant shall maintain the Furnishings in good order and repair and shall not permit any waste with respect to the Furnishings. The Furnishings shall be delivered by Subtenant to Sublandlord in the same condition and repair as received by Subtenant, ordinary wear and tear excepted. Subtenant hereby releases Sublandlord from all, and shall indemnify and hold Sublandlord harmless from and against any, losses, liabilities, claims, damages, and injuries caused by, arising out of or relating to, the use of the Furnishings by Subtenant or its employees, agents, contractors, sub-subtenants, officers or any other person claiming by, through or under Subtenant. If Subtenant defaults under the terms and provisions of this Sublease, Sublandlord may, at its option, terminate the License by notice to Subtenant and upon the effective date of such notice, Sublandlord may enter into the Premises, and Subtenant hereby grants access to the Premises to Sublandlord for such purpose, to repossess and remove the Furnishings from the Premises, all at Subtenant's sole cost and expense. If Subtenant shall perform all of its material obligations under this Sublease, at the Expiration Date the Furnishings shall be deemed transferred and conveyed to Subtenant, and, upon Subtenant's request Sublandlord shall execute a bill of sale to Subtenant in form and substance reasonably satisfactory to the parties to confirm such transfer and conveyance.

24. SUBLANDLORD'S CONTRIBUTION.

(a) Subject to compliance with and in accordance with subsection 24(b) below, Sublandlord shall provide to Subtenant an improvement allowance for the Premises of $260,000.00 (the "Allowance"). Subtenant may apply the Allowance to those construction costs incurred by Subtenant in connection with its improvements to the Premises for its initial occupancy. To the extent the costs incurred by Subtenant to complete Subtenant's improvements to the Premises for its initial occupancy exceed the Allowance, Subtenant shall be solely responsible for such excess. To the extent the costs incurred by Subtenant to complete Subtenant's improvement in the Premises for its initial occupancy are less than the Allowance, then Subtenant shall be entitled to a credit against the Rent next due for such amount of the Allowance in excess of Subtenant's actual construction costs. To the extent Landlord requires restoration of any improvements made by Subtenant in the Premises prior to the Leased Premises being returned to Landlord, Subtenant shall be solely responsible for any costs to restore such improvements, and restoration shall be completed prior to the Expiration Date.

(b) (i) Prior to the commencement of construction on any of Subtenant's improvements in the Premises for its initial occupancy, Subtenant shall provide to Sublandlord the following, all in form and substance reasonably satisfactory to Sublandlord:

    (A) Detailed plans and specifications for Subtenant's improvements prepared by an architect licensed by the State of New York;

    (B) Detailed budget for the improvements including a breakdown of the costs of each line item, contractor's fee, applicable taxes, Landlord's fees, if any, and all other costs to complete such work, sworn to by Subtenant or its duly authorized representative authorized to bind Subtenant as being true and complete;

    (C) Landlord's written consent to (I) such improvements, (II) Subtenant's general contractor and Subcontractors (hereinafter defined) performing such work, (III) Subtenant's architect, (IV) the budget with respect to such improvements, and (V) any other items Landlord is required to approve, all to the extent required in the Master Lease;

    (D) A certificate of insurance showing that all of the insurance required by paragraph 9 of this Sublease is in effect and that the parties required to be named thereon as additional insureds are so named, and in addition, that Subtenant shall have procured and paid for builders' risk insurance with respect to Subtenant's improvements;

    (E) Evidence that all workers performing any portion of such work are covered by workers compensation coverage as required by applicable law; and

    (F) All necessary permits, approvals, licenses and authorizations required from any governmental authority in order to complete such work.

    (ii) Prior to payment of the Allowance to Subtenant, Subtenant shall provide the following items to Sublandlord, all of which shall be in form and substance reasonably satisfactory to Sublandlord, and Sublandlord shall issue a check payable to Subtenant within thirty (30) days of receipt of the last of such items for the amount of the Allowance to which Subtenant is entitled:

    (A) A construction statement sworn to by Subtenant and its general contractor identifying all construction costs subject to reimbursement from the Allowance and evidence reasonably satisfactory to Sublandlord that all of such costs have been paid in full by Subtenant;

    (B) A list of all contractors, subcontractors (of any tier), materialmen, suppliers, laborers and any other parties entitled to file a mechanic's lien under the Lien Law of the State of New York against the real property of which the Premises is a part (collectively, "Subcontractors"), certified by Subtenant and its general contractor as being true and correct and complete;

    (C) Final unconditional waivers of lien in form and substance reasonably satisfactory to Sublandlord from Subtenant's general contractor and each Subcontractor;

    (D) Prior to payment of the final installment of the Allowance (of not less than $10,000.00), a copy of any final approvals or consents required by all governmental authority having jurisdiction over such matters and evidencing that all such work has been completed in accordance with all applicable laws, rules, regulations and requirements; and

    (E) Such other items as Sublandlord shall reasonably request.

    (iii) All work performed by Subtenant in the Premises to prepare the same for Subtenant's initial occupancy shall be prepared in accordance with the requirements of the Master Lease applicable thereto, including all rules and regulations, and in accordance with all applicable laws, rules, regulations and requirements of governmental authority, including, without limitation, the Americans With Disabilities Act of 1990, as amended, and any regulations enacted in accordance therewith.

    (iv) If Sublandlord does not pay to Subtenant the Allowance within thirty
    (30) days after Subtenant's compliance with the provisions of this paragraph 24, and thereafter Subtenant notifies Sublandlord that Subtenant has not received the Allowance within such thirty (30) day period ("Nonreceipt Notice"), Subtenant shall be entitled to offset against the Rent next becoming due and payable after the effective date of the Nonreceipt Notice, the amount of Allowance then payable until the Allowance is offset in full, unless Subtenant receives payment of the Allowance within the thirty (30) days after the effective date of the Nonreceipt Notice.

25. CARD KEY ACCESS. Subtenant shall have the use of the existing security card access system ("Security System") located in the Premises on the date of this Sublease for the term of this Sublease at no additional cost or expense to Subtenant, except that Subtenant shall pay as and when due as Additional Rent, if such amounts are billed to Sublandlord, or otherwise directly to the entity which incurred such charges if such entity bills Subtenant directly, (i) any reasonable and actual reprogramming costs necessary for Subtenant's use of the Security System in connection with the Premises, and (ii) any monthly maintenance fees payable in connection with the use, maintenance, repair and operation of the Security System in the Premises. The Security System shall be delivered by Sublandlord "as is" and "where is" and Sublandlord makes no representations or warranties with respect to the Security System.
26. LAN. Subtenant shall have the use of the existing local area network cabling ("LAN") located in the Premises on the date of this Sublease for the term of this Sublease at no additional cost or expense to Subtenant, except that Subtenant shall pay directly to the provider thereof for any charges to connect the LAN to an INTERNET and telephone service provider. The LAN shall be delivered by Sublandlord "as is" and "where is" and Sublandlord makes no representations or warranties with respect to the LAN.

27. SUBLANDLORD'S REPRESENTATIONS, WARRANTIES AND COVENANTS. Sublandlord hereby represents and warrants to, and covenants and agrees with, Subtenant as follows:

(a) Sublandlord covenants and agrees that while this Sublease is in full force and effect, Sublandlord will not surrender or terminate or take any action which would cause the termination of the Master Lease without the prior written consent of Subtenant, except in the case of casualty to or condemnation or eminent domain of the Building or Premises or portion thereof, all in accordance with the terms and conditions of the Master Lease or pursuant to a written agreement between Landlord and Sublandlord following such casualty, condemnation or eminent domain, and except to the extent that such termination will not affect the Premises or Subtenant's occupancy of the Premises.

(b) Sublandlord warrants and represents to Subtenant that the Master Lease attached hereto as Exhibit A is a true, correct and complete copy of the Master Lease, is in full force and effect, and has not been modified or amended except as expressly set forth herein.

(c) Sublandlord covenants and agrees that it shall not default in the payment of its obligations to Landlord under the Master Lease, or otherwise cause a default beyond the expiration of any applicable notice and cure periods under the Master Lease, provided Subtenant is not in default under its obligations under this Sublease beyond the expiration of any applicable notice and cure periods.

(d) Sublandlord represents that it has received no written notice claiming a violation of any applicable laws, governmental rules or regulations with respect to the Premises.

(e) Sublandlord represents that it has not received any notice from Landlord alleging a default by Sublandlord under the Master Lease which has not been cured, and, to Sublandlord's knowledge, there is no default on the part of either Sublandlord or Landlord under the Master Lease.







         IN WITNESS WHEREOF, the parties hereto have duly executed this Sublease on or as of the day and year first above

                        Monster Worldwide, Inc., Sublandlord





                        By: /s/ John Caporale
                           --------------------------------------------
                              John Caporale, Director of Real Estate




                        By: /s/ Michael Silecy
                           --------------------------------------------
                              Michael Silecy, CFO


                        Asbury Automotive Group, Inc., Subtenant





                        By: /s/ Kenneth B. Gilman
                           -----------------------------------------
                              Kenneth B. Gilman, President and CEO

                                    EXHIBIT A

                        Copy of the Master Lease Attached

                                    EXHIBIT B

                       Floor Plan of the Premises Attached

                                    EXHIBIT C

                               Base Rent Schedule

                                    EXHIBIT D

                                Subtenant's Work

                                    EXHIBIT E

                            Inventory of Furnishings